UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) February 18, 2005

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 800-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

First American Title Insurance Company has executed a Consent Order with the Colorado State Division of Insurance (the “Division”) wherein the Division asserts that the Company participated in an industry-wide practice of offering captive reinsurance arrangements to residential homebuilders with captive reinsurance companies. This practice developed in the industry in reliance on guidance provided by the Department of Housing and Urban Development on captive reinsurance as a permissible practice under the Real Estate Settlement Procedures Act. These parties were then paid a portion of the title insurance premium as reinsurer. The Division has asserted that this practice was a referral payment and unfair business practice in violation of Colorado law. In settling the matter, the Company has agreed to cease participating in captive reinsurance arrangements of this nature without admission of liability or wrongdoing.

The Company has similar reinsurance arrangements in other states and it has determined that the entire amount of premiums paid pursuant to its captive reinsurance arrangements nationwide has been $24 million in total since inception.

Although not required by the Consent Order and despite the belief by the Company that it has legal support for its reinsurance practices, the Company has terminated all its captive reinsurance arrangements with those parties, and has unilaterally and voluntarily determined that it will promptly pay to the affected Policy holders the allocated portion of the reinsurance premium paid to the captive reinsurance participants in all states in order to avoid even the appearance of mistaken or improper conduct by the Company or its homebuilder reinsurers in connection with the captive reinsurance arrangements.

The Company released earnings for the fourth quarter 2004 on February 16, 2005 via a press release and filing on Form 8-K of that press release. A copy of the press release is attached hereto as Exhibit 99.1. The reported diluted earnings per share were $.93. The Company will take an additional fourth quarter pre-tax charge of $24.0 million, $15.7 million or $.17 per diluted share on an after-tax basis and will now report fully diluted earnings per share of $.76 for the fourth quarter and $3.83 for the full year 2004.

The information in this current report, including the exhibit hereto, is being “furnished” in accordance with General Instruction B.2 of Form 8-K. As such, this information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act and is not incorporated by reference into any filings with the SEC unless it shall be explicitly so incorporated in such filings.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: February 18, 2005	By:	/s/ Thomas A. Klemens
	Name:	Thomas A. Klemens
	Title:	Senior Executive Vice President and Chief Financial Officer